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                                                                    Exhibit 10.9

                              CONSULTING AGREEMENT

            AGREEMENT made as of this _____ day of __________, 1997 by and between Jazz Photo Corp. ("JAZZ"), a corporation organized under the laws of the State of New Jersey and having its place of business at 1459 Pinewood Street, Rahway, NJ 07065, U.S.A.; and George Erfurt ("Consultant") residing at 806 Dellwood Lane, Whippany, New Jersey 07981.

                                   WITNESSETH

            WHEREAS, JAZZ is engaged in the design, development, marketing, distribution and sale of cameras and other photographic products worldwide; and

            WHEREAS, Consultant has expertise in marketing and sale of camera and related products; and

            WHEREAS, JAZZ wishes to retain Consultant to assist in sales and marketing on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, it is hereby agreed by and between the parties hereto as follows:

                A. Consultant agrees to assist JAZZ:

                  1) with respect to all aspects of the marketing and sale of its products in the U.S. and other markets, designing a broad marketing plan, defining and developing plans for market sectors and in supporting sales to customers, in each case at the request of the senior executives of the Company and its Board of Directors.

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Consultant shall make available his services for the purpose of consulting directly in person and/or by telephone with Roger F. Lorenzini ("Lorenzini"), the Chief Executive Officer of JAZZ. Such consultations may take place in the offices of JAZZ or in the offices of Consultant or in such other location or locations as may be mutually agreed to the parties.

            B. Consultant will render its services as contemplated in this Agreement directly to Lorenzini or to other personnel of JAZZ who may from time to time be designated by Lorenzini or JAZZ's Board of Directors. JAZZ shall clearly identify Consultant to its customers, vendors and financing sources as its consultant, and not an employee of JAZZ. Any written disclosure by either party to persons not parties to this Agreement of its relationship to the other party will be subject to mutual approval by the parties. The parties will agree to terms and conditions with respect to oral descriptions of their relationship. In no event will Consultant be characterized as an officer, director, partner or employee of JAZZ.

            C. The relationship of Consultant and its employees to JAZZ shall be that of independent contractors during the term hereof. Nothing herein shall be construed to create any partnership, joint venture, employment, agency or similar relationship or subject JAZZ or Consultant to any implied duties or obligations not expressly stated herein. Consultant shall not have any right, express or implied, to assume or create any obligation or duty, on behalf of, or in the name of JAZZ, or to bind JAZZ in any respect whatsoever.


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      2. Compensation. Consultant shall be paid a consulting fee of $1,500 per week. As additional compensation for the consulting services rendered hereunder, JAZZ shall pay Consultant an amount equal to 1.00% of the Net Sales for products of JAZZ shipped during the preceding month, payable on the 10th business day of each calendar month during the term of this Agreement to customers whose names are listed on the annexed Schedule A or whose names are added thereto by mutual agreement. "Net Sales" shall mean Gross Revenues from all products and services of JAZZ less returns, discounts and allowances.

      In addition to the foregoing Consultant shall be reimbursed for any actual out-of-pocket expenses reasonably incurred by Consultant in connection with travel or otherwise for the performance of his consulting services hereunder. The parties may from time to time amend this Agreement with respect to additional compensation to be paid to Consultant

      3. Term. This Agreement will continue in effect until December 31, 1997 (the "Term") unless sooner terminated by the Company or Consultant on thirty
(30) days advance written notice by the terminating party to the other.

      4. In addition to the foregoing general expense reimbursement, JAZZ shall reimburse Consultant for the costs and expenses incurred relevant to Consultant's use, operation and garaging of an automobile in connection with the performance of his duties pursuant to the terms of this Agreement. The total cost incurred by JAZZ therefor shall not exceed Six Hundred ($600.00) per month.


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      5. Exclusivity. During the term of this Agreement and, if the Agreement is terminated by JAZZ, for three months thereafter, without the prior consent of JAZZ, Consultant will not perform consulting services of the kind contemplated by this Agreement for any other entity engaged in a business which competes directly with the business of JAZZ as now or hereafter conducted.

      6. Non-Solicitation. Consultant will not solicit or enable others to solicit any customers of JAZZ for Consultant or others to provide products or services to them during the term of this Agreement.

      7. Confidentiality. It is understood that in the course of performing its consulting services under this Agreement, Consultant will become privy to confidential and proprietary information about the customers, vendors and business of JAZZ. Consultant agrees that such information will be kept confidential and not used by or divulged to any person except with the express prior written consent of JAZZ.

      8. Assignability: Either party hereto may assign its rights and obligations under this Agreement to an entity controlled by, controlling, or under common control with such party.

      9. Governing Law: Arbitration of Disputes. This Agreement is made in, and shall be interpreted in accordance with the laws of, the State of New Jersey, U.S.A. Any disputes arising under or in connection with the interpretation or performance of this Agreement shall be submitted to arbitration before a single arbitrator of the American Arbitration Association in New Jersey, in accordance with the rules thereof, unless the parties mutually agree to use some other forum for resolution of such


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disputes. Each party hereby consents to the jurisdiction of such arbitration panel and to entry and enforcement of the final award thereof in any court of competent jurisdiction.

      10. Representations and Warranties.

            A. JAZZ represents and warrants to Consultant that it is authorized to enter into and perform this Agreement; that its signatory is authorized to execute and deliver this document on its behalf.

            B. Consultant represents and warrants to JAZZ that he is under no legal disability or contractual restraint which precludes him from entering into and performing this Agreement and that he is not aware of anything which would limit or impair his ability to furnish his services to JAZZ, as contemplated hereby.

      11. Miscellaneous.

            A. This Agreement may be executed in more than one counterpart, all of which shall be deemed to be one and the same Agreement.

            B. This Agreement constitutes the entire agreement of the parties hereto on the subject matter hereof, and may not be modified except by a writing signed by both parties.

            C. Any notice permitted or required hereunder shall be made to the address of such party as set forth at the beginning of this Agreement, or such other address as such party shall notify the other party in writing.


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      IN WiTNESS WHEREOF, the parties have signed this Agreement as of the
_______ day of [Illegible}, 1997.

                                                             JAZZ PHOTO CORP.

                                                        By /s/ [illegible]
                                                          ---------------------


                                                           /s/ George Erfurt
                                                          ----------------------
                                                           George Erfurt


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